Exhibit 11.1

EXHIBIT

AUDITOR’S CONSENT

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Offering Circular on Form 1-A of GenesisAI Corporation of our report dated April 11, 2022, related to the financial statements of GenesisAI Corporation as of December 31, 2021 and 2020 and for the years then ended.

We also consent to the reference to us under the caption “Experts” in this Offering Circular.

Yours truly,

/s/ Pinnacle Accountancy Group of Utah

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

June 30, 2022